[LOGO]                                                      WESTELL NEWS RELEASE




News Release: FOR IMMEDIATE RELEASE

For Additional Information, contact:

        SENIOR VICE PRESIDENT & CFO:             TRADE/BUSINESS PRESS:
        NICHOLAS C. HINDMAN, SR.                 KEN TRANTOWSKI
        WESTELL TECHNOLOGIES INC.                KGT COMMUNICATIONS GROUP
        630.375.4136                             630.469.8765
        NHIND@WESTELL.COM                        kennethg_trantowski@msn.com
                                                 ---------------------------



               WESTELL TECHNOLOGIES REPORTS SECOND QUARTER RESULTS
             COMPANY POSTS ITS TENTH CONSECUTIVE PROFITABLE QUARTER


AURORA, IL, OCTOBER 19, 2004 - -Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband access solutions and conferencing services, today announced the results for its quarter ended September 30, 2004.

     Total revenues for the September quarter increased to $61.4 million from $58.4 million in the same quarter of last fiscal year and from $56.2 million in the quarter ended June 30, 2004.

     Westell reported net income for the September quarter of $4.4 million, or $0.06 per diluted share, which includes tax expense of $2.6 million, or $0.04 per diluted share. Excluding the tax expense, non-GAAP net income in the September quarter increased to $6.9 million, or $0.10 per diluted share, compared to $4.9 million, or $0.07 per diluted share in the September quarter of last year. A reconciliation of non-GAAP results to GAAP results is provided as part of this press release.

     "We are quite pleased with our second quarter results. Westell anticipated a stronger second half of this fiscal year and our September quarter indicates that this improvement has begun earlier than we thought", said Van Cullens, Westell President and CEO.

     "Ten consecutive quarters of profitability is another significant milestone for Westell. The combined efforts of our customers, employees, partners and suppliers all contributed to this achievement." Cullens added.

     Cullens continued, "Westell made several key announcements during the quarter that validates our product development and diversification strategy. First and foremost were the announcements of Verizon's selection of VersaLink(TM), our new wireless DSL gateway line, and the extension of our base DSL modem contract with Verizon through 2005. We are particularly happy with the VersaLink(TM) product launch. The market response to this product has been very encouraging."

     "Westell also announced our partnership with Mitel to develop an advanced multimedia access device incorporating voice, video and data for which we have already received a significant customer contract award. Elsewhere, the Company's remote management software product, EnVoy TM, continues to gain traction in North America as well as Europe, and we are continuing our work on next generation VoIP products," Cullens said.

OUTLOOK

     Westell provided guidance for the third fiscal quarter ending December 31, 2004. The Company expects revenue to be in a range of $65 to $67 million. Westell expects EPS to be in a range of $0.04 to $0.05 (including a provision for income tax expense in a range of $ 2.0 to $2.5 million) and non-GAAP EPS in a range of $0.7 to $0.09 per share, excluding the provision for tax expense.

NEW EFFECTIVE TAX RATE FOR FISCAL YEAR 2005 INCOME STATEMENTS

     Due to the Company's strong performance in fiscal 2004 and projected future ability to generate taxable income, the Company is required under GAAP to record tax expense in fiscal 2005. The Company's expected effective tax rate for the fiscal year approximates 40%. Westell does not expect to incur any significant cash tax payments for the foreseeable future as a result of the anticipated utilization of net operating loss carryforwards to reduce its cash tax liabilities.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

     A detailed calculation of non-GAAP net income and net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share

CONFERENCE CALL INFORMATION
---------------------------

     Westell will host its earnings call on Wednesday October 20th at 9:30AM Eastern Time for analysts, shareholders, investors, and the public.

     The live earnings call will be available to the public. Participants can join for the voice portion of the call by following the instructions below. Participants must separately register for the call.

              To participate in the voice portion:

1. All participants must pre-register by dialing 1-800-299-5919, International 1-402-220-4796.
2. Leave your name and the company whom you represent.
3. To participate in the call on the 20th, please dial ConferencePlus at 1-800-446-1671 no later than 9:15 AM, Eastern Time and ask for the "Westell Technologies Analyst Call". International participants may dial 847-413-3362.

     The Company's earnings press release and any related earnings information to be discussed on the earnings call will be posted on the Investor Relations section of the Company's web site at http://www.westell.com. Digital Audio Replay of this call will be available one hour following the conclusion of the call by dialing 1-888-843-8996 or 630-652-3044 and entering 10089758#.

ABOUT WESTELL

     Westell Technologies, Inc. (NASDAQ: WSTL) headquartered in Aurora, Illinois is a Tier-1 provider of intelligent, carrier-class broadband access products, manufactured using a TL9000 registered quality management system. Westell offers high-speed broadband/DSL and VoIP technology products for carriers, service providers and business enterprises around the world. Additional information can be obtained by visiting Westell's Web site at http://www.westell.com.

ABOUT CONFERENCEPLUS

Conference Plus, Inc., (ConferencePlus(TM)) a leading global provider of audio, web and videoconferencing services is dedicated to the workplace of the future - now. ConferencePlus is transforming the way work is done through its market-leading multimedia conferencing solutions that combine innovation, proven technology and exceptional customer service. Headquartered in Schaumburg, Illinois with an international headquarters in Dublin, Ireland, ConferencePlus is a subsidiary of Westell Technologies, Inc. (NASDAQ: WSTL). Additional information about ConferencePlus can be obtained by visiting http://www.conferenceplus.com.

          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT 1995: Certain statements contained herein including, without limitation, statements containing the words "believe," " on track, " "anticipate," "committed" "expect," "estimate", "await," "continue," "intend," "may," "will," "should," and similar expressions are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks, need for financing, the economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell's accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 under the section "Risk Factors". Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                           Financial Tables to Follow:


                           WESTELL TECHNOLOGIES, INC.
                               FINANCIAL RESULTS


                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                               Three Months ended Sept. 30,      %       Six Months ended Sept. 30,         %
                                                   2004          2003          Change         2004          2003          Change
                                                   ----          ----          ------         ----          ----          ------

Revenues
         NSA                                   $  11,277     $  15,037           -25%    $  24,394 (1)    $  28,584        -15%
         CNE                                      39,305        31,884            23%       71,108           62,044         15%
         Services                                 10,817        11,455            -6%       22,069           23,035         -4%

                                               ---------     ---------            --     --------- --     ---------         --
Total revenues                                    61,399        58,376             5%      117,571          113,663          3%
                                               ---------     ---------            --     --------- --     ---------         --

Gross profit
           Equipment                              13,618 (2)    14,353                      26,900 (1)(2)    29,798
           Services                                5,661         4,672                      10,925            9,498
                                               ---------     ---------            --     --------- --     ---------         --
         Total gross profit                       19,279        19,025             1%       37,825           39,296         -4%
                                               ---------     ---------            --     --------- --     ---------         --

Gross margin
           Equipment                                26.9%         30.6%                       28.2% (1)        32.9%
           Services                                 52.3%         40.8%                       49.5%            41.2%
                                               ---------     ---------            --     --------- --     ---------         --
         Total gross margin                         31.4%         32.6%                       32.2%            34.6%
                                               ---------     ---------            --     --------- --     ---------         --

Operating expenses
         Sales & marketing                         5,530 (2)     4,783            16%       10,882 (2)        10,210         7%
           Expense to revenue                        9.0%          8.2%                        9.3%             9.0%
         General & administrative                  4,762 (2)     4,335            10%        8,776 (2)        9,469         -7%
           Expense to revenue                        7.8%          7.4%                        7.5%             8.3%
         Research & development                    3,528 (2)     4,321           -18%        7,102 (2)        8,757        -19%
           Expense to revenue                        5.7%          7.4%                        6.0%             7.7%
         Restructuring                             (452) (4)       --                         (452)(4)          --
           Expense to revenue                       -0.7%          0.0%                       -0.4%             0.0%
         Intangibles amortization (5)                324           364                         688              727
           Expense to revenue                        0.5%          0.6%                        0.6%             0.6%
                                               ---------     ---------            --     --------- --     ---------         --
         Total operating expenses                 13,692 (2)    13,803            -1%       26,996 (2)       29,163         -7%
                                               ---------     ---------            --     --------- --     ---------         --
           Expense to revenue                       22.3%         23.6%                       23.0%            25.7%
           Gain on sale of assets                  1,453 (3)       --                        1,453 (3)          --

Operating income                                   7,040         5,222            35%       12,282           10,133         21%

Other income                                          32            35                         393              191
Interest expense                                     (15)         (197)          -92%          (51)            (556)       -91%

                                               ---------     ---------            --     --------- --     ---------         --
Income before minority interest and taxes          7,057         5,060            39%       12,624            9,768         29%
                                               ---------     ---------            --     --------- --     ---------         --

Income taxes                                       2,567          --   (6)                   4,750              --  (6)

Minority interest                                    120           121                         217              232

Net income                                     $   4,370     $   4,939                    $  7,657         $  9,536
                                               =========     =========                    ========         ========

Income per common share:
                                     Basic          0.06          0.07                        0.11             0.14
                                               ---------     ---------            --     --------- --     ---------         --
                                     Diluted        0.06          0.07                        0.11             0.14
                                               ---------     ---------            --     --------- --     ---------         --

Average number of common
         shares outstanding:
                                     Basic        68,379        66,840                      68,336           66,167
                                     Diluted      70,420        70,879                      70,805           70,345


NON-GAAP RESULTS AND RECONCILIATION TO GAAP
GAAP net income                                $   4,370     $   4,939                    $  7,657         $  9,536
Income tax expense                                 2,567          --                         4,750              --

                                               ---------     ---------            --     --------- --     ---------         --
Non-GAAP net income (7)                        $   6,937     $   4,939                    $ 12,407         $  9,536
                                               =========     =========                    ========         ========

GAAP Income per basic share                         0.06          0.07                        0.11             0.14

Basic per share income tax expense                  0.04          --                          0.07              --
                                               ---------     ---------            --     --------- --     ---------         --
Non-GAAP  income per basic share (7)                0.10          0.07                        0.18             0.14
                                               =========     =========                    ========         ========

GAAP Income per diluted share                       0.06          0.07                        0.11             0.14
Diluted per share income tax expense                0.04          --                          0.07              --
                                               ---------     ---------            --     --------- --     ---------         --
Non-GAAP income per diluted share (7)               0.10          0.07                        0.18             0.14
                                               =========     =========                    ========         ========

FOOTNOTES:

(1)        The Company earned $883,000 in the three months ended June 30, 2004 for a contractual settlement.
(2)        The Company recorded $0 and $1.4 million of bonus expense in the three months ended June 30, 2004 and September 30, 2004,
           respectively.   Due to second quarter performance and improved
           forecasts for the balance of fiscal 2005, the Company now anticipates meeting bonus thresholds for the entire fiscal year.
(3)        Includes a $1.5 million gain from the sale of NSA assets.
(4)        Reversal of restructuring charge resulting from an early lease termination at the Company's Conference Plus subsidiary.
(5)        Teltrend product technology intangible amortization.
(6)        Valuation allowances were utilized for taxable income.
(7)        Non-GAAP net income and net income per share excludes the impact of tax expense.


                           WESTELL TECHNOLOGIES, INC.
                         FINANCIAL RESULTS (CONTINUED)
                             (Dollars in thousands)

                                                          SEPT. 30,     MAR. 31,
                                                            2004          2004
                                                            ----          ----

Cash and Short term Investments                             17,206        11,241
Receivables                                                 29,119        23,807
Inventory                                                   23,744        16,075
Total current assets                                        76,899        62,117
Goodwill and intangibles                                    13,747        13,944
Total assets                                               141,307       129,781
Total current liabilities                                   35,881        34,492
Bank and Solectron notes payable                              --           2,631
Total liabilities and minority interest                     39,717        38,016
Shareholders' Equity                                       101,590        91,765

Days Sales Outstanding                                          41            35